Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 12, 2021, Independent Bank Corp. (“Independent”) completed acquisition of Meridian Bancorp, Inc. (“Meridian”) pursuant to an Agreement and Plan of Merger, dated as of April 22, 2021, by and among Independent, Rockland Trust Company (“Rockland Trust”), Bradford Merger Sub Inc. (“Merger Sub”), Meridian and East Boston Savings Bank (“East Boston”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub merged with and into Meridian, with Meridian continuing as the surviving entity (the “Merger”), (ii) immediately after the Merger, Meridian merged with and into Independent, with Independent continuing as the surviving entity (the “HoldCo Merger”) and (iii) immediately following the HoldCo Merger, East Boston merged with and into Rockland Trust, with Rockland Trust continuing as the surviving entity (the “Bank Merger” and, together with the Merger and the HoldCo Merger, the “Transaction”). Each share of Meridian common stock outstanding was converted into the right to receive 0.275 shares of Independent’s common stock. Total merger consideration payable to equityholders consisted of approximately 14,299,720 shares of Independent common stock and an aggregate of $12.1 million in cash, which included approximately $12.0 million in cash paid for stock option cancellations and $71,000 cash in lieu to fractional shares. The transaction is accounted for as an acquisition and accordingly, Meridian assets and liabilities are recorded by Independent at their fair market value as of November 12, 2021.

The following unaudited pro forma condensed combined financial information and notes present how the combined financial statements of Independent and Meridian may have appeared had the Merger been completed at the beginning of the periods presented. The unaudited pro forma condensed combined financial information reflects the impact of the Merger on the combined balance sheets and combined statements of income under the acquisition method of accounting with Independent as the acquirer. Under the acquisition method of accounting, Meridian assets and liabilities are recorded by Independent at their fair market value as of the date that the Merger is completed. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes the Merger was completed on that date. The unaudited condensed combined statement of income for the period ending December 31, 2020 assumes the Merger was completed on January 1, 2020 and the unaudited combined statement of income for the period ending September 30, 2021 assumes the Merger was completed on January 1, 2021.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Independent, which are available on the Company’s 2020 Annual Report on Form 10-K and the financial statements and related notes of Meridian, which are incorporated into this document by reference and included.

The unaudited pro forma condensed combined financial information is presented for illustrative and informative purposes only and is not necessarily indicative or representative of the financial position or results of operations presented as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future. In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that Independent may achieve as a result of its acquisition of Meridian, the costs to integrate the operations of Independent and Meridian or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Independent and Meridian

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2021

					Unaudited
	Independent	Meridian	Adjustments	(1) (2)	Pro Forma

	(Dollars in thousands)
Cash and short term investments	$2,007,831	$1,052,553	$(12,048)	(3)	$3,048,336
Securities	2,318,757	9,180	—		2,327,937
Loans, net of deferred fees and costs	8,808,013	4,911,100	674	(4)	13,719,787
Allowance for credit losses	(92,246)	(60,849)	(6,397)	(5)	(159,492)
Bank premises and equipment	123,528	63,321	19,927	(6)	206,776
Goodwill	506,206	20,378	469,273	(7)	995,857
Identifiable intangible assets	19,055	1,341	12,099	(8)	32,495
Other assets	842,167	131,350	290	(9)	973,807

Total assets	$14,533,311	$6,128,374	$483,818		$21,145,503

Deposits	$12,260,140	$4,693,179	$1,517	(10)	$16,954,836
Borrowings	157,045	560,625	15,463	(11)	733,133
Other liabilities	360,172	60,872	634	(12)	421,678
Stockholders’ equity	1,755,954	813,698	466,204	(13)	3,035,856

Total liabilities and stockholders’ equity	$14,533,311	$6,128,374	$483,818		$21,145,503

Common shares	33,043,812	52,711,409	(38,215,772)	(14)	47,539,449

Independent and Meridian

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

Nine Months Ended September 30, 2021

	Independent	Meridian	Adjustments	(1) (2)	Unaudited Pro Forma

	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$1,654	$1,286	$—		$2,940
Interest and Dividends on Securities	21,617	437	—		22,054
Interest on Loans	266,084	164,044	101	(15)	430,229

Total Interest Income	289,355	165,767	101		455,223

INTEREST EXPENSE
Interest on Deposits	6,361	13,019	(1,559)	(16)	17,821
Interest on Borrowed Funds	3,965	10,535	3,866	(17)	18,366

Total Interest Expense	10,326	23,554	2,307		36,187

Net Interest Income	279,029	142,213	(2,206)		419,036
Less—Provision (credit) for Loan Losses	(17,500)	(4,270)	50,687		28,917

Net Interest Income after Provision for Loan Losses	296,529	146,483	(52,893)		390,119

NONINTEREST INCOME
Deposit account fees	11,704	7,214	—		18,918
Interchange and ATM Fees	9,229	—	—		9,229
Investment Management	26,350	—	—		26,350
Mortgage Banking Income	11,270	845	—		12,115
Increase in Cash Surrender Value of Life Insurance Policies	4,508	—	—		4,508
Other Noninterest Income	13,609	2,985	—		16,594

Total Noninterest Income	76,670	11,044	—		87,714

NONINTEREST EXPENSE
Salaries and Employee Benefits	124,759	43,396	—		168,155
Occupancy and Equipment Expenses	26,543	11,775	383	(19)	38,701
Data Processing and Facilities Management	5,024	6,868	—		11,892
FDIC Assessment	2,805	1,264	—		4,069
Other Noninterest Expense	56,272	14,820	(1,342)	(20)	69,750

Total Noninterest Expense	215,403	78,123	(959)		292,567

INCOME BEFORE INCOME TAXES	157,796	79,404	(51,934)		185,266

PROVISION FOR INCOME TAXES	38,506	20,202	(14,604)	(21)	44,104

NET INCOME	$119,290	$59,202	$(37,330)		$141,162

BASIC EARNINGS PER SHARE	$3.61	$1.18	$—		$3.01
DILUTED EARNINGS PER SHARE	$3.61	$1.17	$—		$3.00
BASIC AVERAGE SHARES	33,024,386	50,362,807	(36,513,035)		46,874,158
DILUTED AVERAGE SHARES	33,042,624	50,792,228	(36,824,365)		47,010,487

Independent and Meridian

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

Twelve Months Ended December 31, 2020

	Independent	Meridian	Adjustments	(1) (2)	Unaudited Pro Forma

	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$847	$3,268	$—		$4,115
Interest and Dividends on Securities	30,168	846	—		31,014
Interest on Loans	371,054	247,999	135	(15)	619,188

Total Interest Income	402,069	252,113	135		654,317

INTEREST EXPENSE
Interest on Deposits	27,333	42,989	(1,579)	(16)	68,743
Interest on Borrowed Funds	7,008	16,391	5,154	(17)	28,553

Total Interest Expense	34,341	59,380	3,575		97,296

Net Interest Income	367,728	192,733	(3,440)		557,021
Less—Provision (credit) for Loan Losses	52,500	26,456	50,687	(18)	129,643

Net Interest Income after Provision for Loan Losses	315,228	166,277	(54,127)		427,378

NONINTEREST INCOME
Deposit account fees	15,121	8,593	—		23,714
Interchange and ATM Fees	15,834	—	—		15,834
Investment Management	29,432	—	—		29,432
Mortgage Banking Income	18,948	1,961	—		20,909
Increase in Cash Surrender Value of Life Insurance Policies	5,362	—	—		5,362
Other Noninterest Income	26,743	6,712	—		33,455

Total Noninterest Income	111,440	17,266	—		128,706

NONINTEREST EXPENSE
Salaries and Employee Benefits	152,460	57,902	—		210,362
Occupancy and Equipment Expenses	37,050	15,230	511	(19)	52,791
Data Processing and Facilities Management	6,265	8,671	—		14,936
FDIC Assessment	2,522	2,371	—		4,893
Other Noninterest Expense	75,535	12,371	(1,810)	(20)	86,096

Total Noninterest Expense	273,832	96,545	(1,299)		369,078

INCOME BEFORE INCOME TAXES	152,836	86,998	(52,828)		187,006

PROVISION FOR INCOME TAXES	31,669	21,947	(14,855)	(21)	38,761

NET INCOME	$121,167	$65,051	$(37,973)		$148,245

BASIC EARNINGS PER SHARE	$3.64	$1.29	$—		$3.15
DILUTED EARNINGS PER SHARE	$3.64	$1.29	$—		$3.14
BASIC AVERAGE SHARES	33,259,643	50,283,704	(36,455,685)		47,087,662
DILUTED AVERAGE SHARES	33,285,289	50,418,169	(36,553,173)		47,150,285

Notes to Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited)

(1)

Estimated merger costs of $42.2 million (net of $13.4 million of taxes) are excluded from the pro forma financial statements. It is expected that these costs will be recognized over time. These cost estimates for both Independent and Meridian are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, primarily comprised of anticipated cash charges, are as follows:

Change in control contract and severance contracts	$18,818
Vendor and system contracts Terminations	3,853
Facilities conversion and termination costs	10,497
Professional and legal fees	20,501
Other acquisition related expenses	1,898

Pre-tax merger costs	55,567
Taxes	13,365

Total merger costs	$42,202

(2)

Estimated expenses of approximately $34.1 million associated with the termination and final allocation of Meridian’s employee stock ownership plan (“ESOP”) are excluded from the pro forma financial statements. The estimated expenses will be recognized, with an equal offsetting benefit to unearned compensation and additional paid in capital within equity.

(3)	Represents Cash paid for stock options.

(4)

Adjustment to reflect acquired loans at their estimated fair value, including current interest rates and liquidity, as well as the allowance for credit losses gross-up for estimate of lifetime credit losses for purchased credit-deteriorated (“PCD”) loans and leases.

(5)	Adjustments to the allowance for credit losses include the following:

Reversal of historical Meridian’s allowance for credit losses	$60,849
Increase in allowance for credit losses for gross-up of estimated lifetime credit losses for purchased credit-deteriorated (“PCD”) loans and leases	$(16,541)
Provision for estimate of lifetime credit losses on non-PCD loans and leases	$(50,705)

$(6,397)

(6)	Adjustment to reflect bank premises and equipment values to their estimated fair value.

(7)	Adjustment to eliminate Meridian’s stockholder’s equity and the issuance of Independent common stock in the merger.

(8)	Adjustment to reflect approximately $10.3 million of core deposit intangibles at the preliminary estimated fair value and eliminate Meridian’s intangible assets.

(9)	Adjustment to net deferred tax assets due to the business combination.

(10)	Adjustment to reflect the preliminary estimate of fair value on time deposits.

(11)	Calculated to reflect the fair value adjustment of borrowings at current market rates.

(12)	Adjustment to reflect fair value of the acquired split-dollar bank-owned-life insurance policy obligations.

(13)	Adjustments to stockholders’ equity:

To eliminate Meridian’s stockholders’ equity	$(813,698)
To reflect issuance of Independent common stock in the merger	1,316,349
Adjustment to record provision for credit losses on non-PCD acquired loans and leases, net of tax	(36,447)

$466,204

(14)	Adjustment to eliminate shares of Meridian common stock outstanding, and to record shares of Independent common stock outstanding using an exchange ratio of 0.275.

(15)	Adjustment reflects the yield adjustment for interest income on loans.

(16)	Adjustment reflects the yield adjustment for interest expense on deposits.

(17)	Adjustment reflects the yield adjustment for interest expense on borrowings.

(18)	Adjustment to record provision for credit losses on non-PCD acquired loans and leases.

(19)	Adjustment reflects the estimated net increase associated with the fair value adjustment for the acquired bank premises and equipment.

(20)	Adjustment reflects the net increase in amortization of other intangible assets for the acquired other intangible assets.

(21)	Adjustment represents income tax expense on the pro-forma adjustments at an estimated rate of 28.12%.